Exhibit 99.2

BreitBurn Energy Partners Responds to Inaccurate Press Release Issued by Quicksilver Resources

Trial still set for April 2010
Annual Meeting will be held after resolution of Quicksilver’s claims

LOS ANGELES, November 25, 2009 -- On October 31, 2008, Fort Worth, Texas-based Quicksilver Resources Inc., a limited partner in BreitBurn Energy Partners L.P. (“BreitBurn” or the “partnership”), filed a lawsuit in Fort Worth against BreitBurn.  BreitBurn believes that this lawsuit is part of a campaign by Quicksilver to gain working control of the partnership to serve its own ends.

Quicksilver’s inaccurate November 24, 2009 press release continues that campaign.  Quicksilver’s release indicates that the Court has made a final ruling on the Quicksilver lawsuit, that a BreitBurn annual meeting must be held within 120 days, and that at that meeting Quicksilver would be entitled to vote all of its units in the election of directors.  None of these assertions are true.

The Court’s order referred to by Quicksilver is a partial decision on a series of motions brought by the parties and is not final or complete. Not all of the important issues related to the election of directors have been resolved.

The trial on these and all other outstanding issues remains scheduled for April 2010.  An annual meeting for the purpose of electing directors cannot be held until the issues concerning the election of directors and the proper procedures and safeguards adopted by the board are finally resolved.  In the interim, the current board, composed of a majority of non-management, independent directors, will continue to serve as directors of BreitBurn.

BreitBurn believes that when the lawsuit has been fully resolved, BreitBurn’s actions will be shown to have been proper and in the best interests of all of the limited partners.

Background

In June of 2008, BreitBurn amended its partnership agreement and granted a new right for all of the limited partners to elect the members of its board of directors.  Prior to that time, the limited partners had no voice in the choice of directors.  In order to provide all limited partners with a meaningful right to vote in the election of directors and not give working control of the partnership to a single limited partner, the election provision limited the voting power of any single limited partner to 20%.  Through its lawsuit, Quicksilver is attempting to remove these important limited partner protections.

BreitBurn continues to strongly believe in the propriety of its actions taken in adopting the process for electing directors and that those actions, which were designed to give all the limited partners a meaningful right to vote, were in the best interests of the limited partners.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a publicly traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. These producing and non-producing crude oil and natural gas reserves are located in Northern Michigan, the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, the Sunniland Trend in Florida, and the New Albany Shale in Indiana and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Relevant to Forward-Looking Information

This press release contains forward-looking statements relating to the Partnership's operations that are based on management's current expectations, estimates and projections about its operations. Words and phrases such as “should,” “expects,” “scheduled,” “fully resolved,” “will continue,” “will be shown,” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to Court schedules and calendars, litigation uncertainties and the factors set forth under the heading  “Risk Factors” incorporated by reference from our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:
James G. Jackson
Executive Vice President and Chief Financial Officer
(213) 225-5900 x273
or
Gloria Chu
Investor Relations
(213) 225-5900 x210

BBEP-IR